Exhibit 5.1
MELLO JONES & MARTIN [Logo]

March 27th, 2008

By Email and by Courier

Ship Finance International Limited
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda

Dear Sirs,

Ship Finance International Limited
Dividend Reinvestment and Direct Stock Purchase Plan

1.           Subject of Opinion

We have acted as special legal counsel in Bermuda as to matters of Bermuda law to Ship Finance International Limited, a company organized under the laws of Bermuda (the “Company”), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3 (the “Registration Statement”) in relation to the registration of 5,000,000 shares of common stock of the Company of par value $1.00 per share (the “Shares”), which may be issued to eligible participants under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”).

2.           Documents Examined

For the purposes of this opinion we have examined and relied upon the following (collectively, the “Documents”):

2.1.	a copy of the draft Registration Statement;

2.2.	a copy of the following documents for the Company, as certified by the Secretary thereof on 27 March 2008:

(a)            Certificate of Incorporation;

(b)            Memorandum of Association;

(c)	Certificate of Deposit of Memorandum of Increase of Share Capital;

(d)	Bye-laws;

(e)	Register of Directors and Officers; and

(f)	the Minutes of a Meeting of the Board of Directors of the Company held on 12 February 2008 approving the terms of the Registration Statement and the issue of the Shares;

2.3.	a Certificate of Compliance issued by the Bermuda Registrar of Companies (“ROC”) in respect of the Company dated 27 March 2008; and

2.4.	such other documents as we have deemed necessary in order to render this opinion.

3.           Searches

We have also relied upon our searches of the documents of public record relating to the Bermuda Companies maintained by the ROC and on our search of the Cause Book maintained by the Registrar of the Supreme Court of Bermuda made on 27 March 2008 (the “Searches”).

4.           Opinion Limited to Bermuda Law

We have made no investigation of the laws of any jurisdiction other than Bermuda and this opinion is given only with respect to Bermuda law as applied by the Courts of Bermuda as at the date hereof. This opinion is limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

5.           Assumptions

In giving this opinion we have assumed:

5.1.	the authenticity, accuracy and completeness of all documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarised or photo static copies;

5.2.	the genuineness of all seals, signatures and markings on the Documents;

5.3.	the authority, capacity and power of each of the persons signing the Documents (other than the Company);

5.4.	that any representation, warranty or statement of fact or law, other than the laws of Bermuda, made in any of the Documents, is true, accurate and complete;

5.5.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

5.6.
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

5.7.
that the information disclosed by the Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public files or on the Cause Book at the time of the Searches;

5.8.	that no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting the Company;

5.9.	that the Company has not passed a voluntary winding-up resolution and that no petition has been presented to or order made by a court for the winding-up or dissolution of the Company;

5.10.
that the Resolutions certified as being true and accurate and provided to us in connection with the giving of this opinion were duly passed by the duly appointed directors of the Company at meetings which were duly convened and at which a duly constituted quorum was present and voting throughout and that any provisions contained in the Companies Act 1981 (the “Act”) or the Bye-laws of the Company relating to the declaration of directors’ interests were duly observed and that such resolutions have not been amended or rescinded and are in full force and effect; and

5.11.
the Registration Statement, when filed with the Securities and Exchange Commission, will not differ in any material way from the draft of the Registration Statement which we have examined for the purposes of this opinion.

6.           Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

6.1.
The Company is duly incorporated for an indefinite period as an exempted limited company, and is validly existing and in ‘good standing’ under the laws of Bermuda. In this opinion, the expression “in good standing” means having paid all fees and taxes required by laws of Bermuda in order to maintain the valid existence of the Company pursuant to such laws.

6.2.
The Shares have been duly authorised, and when issued, sold and paid for as contemplated in conformity with the Plan and the prospectus included in the Registration Statement will be validly issued, fully paid and non-assessable when issued and delivered against payment therefore.

7.           Reservations

We have the following reservations:

7.1.
enforcement of the obligations of the Company under the Bye-laws of the Company may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights;

7.2.
whilst we are of the opinion that the Company has the necessary powers under its Memorandum of Association to enter into its obligations pursuant to the Documents, the directors of the Company must exercise those powers bona fide in the interests of the Company, which may involve demonstrating a sufficient commercial benefit for the Company, as to which we express no opinion;

7.3.
we have relied upon searches of public records on file at the offices of the ROC and the Registry of the Supreme Court of Bermuda but we note that the records disclosed by those searches may not be complete or up to date;

7.4.	enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought;

7.5.
where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction;

7.6.	we express no opinion as to the availability in Bermuda of remedies which are available in other jurisdictions;

7.7.
where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds;

7.8.
any reference in this opinion to shares being “non-assessable” means, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company; and

7.9.
any reference in this opinion to the Company being “in good standing” means having paid all fees and taxes and having made all filings required by the laws of Bermuda in order to maintain the valid existence of the Company pursuant to such laws.

8.           Disclosure

This opinion is addressed to the Company and, save as referred to herein, is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted, nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm, under the captions “Legal Opinions” in the prospectus attached thereto, without admitting that we are “experts”, within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully,

MELLO JONES AND MARTIN

/s/ Mello Jones & Martin